UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     At a meeting held on April 17, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Irwin Financial Corporation (the "Corporation") approved annual base salaries effective May 1, 2006 for certain of the Corporation's senior management personnel, including the executive officers shown below. Mr. Miller's base salary effective May 1, 2006 remains unchanged from his base salary effective May 1, 2005.

Name and Position	Base Salary Effective May 1, 2006	Base Salary Effective May 1, 2005

William I. Miller Chairman and Chief Executive Officer	$650,000	$650,000

Gregory F. Ehlinger Senior Vice President and Chief Financial Officer	$316,000	$305,000

Thomas D. Washburn Executive Vice President	$345,000	$325,000

Joseph R. LaLeggia[1] President, Irwin Commercial Finance Corporation	$309,499	$299,022

Bradley J. Kime President, Irwin Union Bank	$295,000	$275,000

1 Mr. LaLeggia's base salary is paid and based in Canadian dollars. His base salary effective May 1, 2006 ($354,500 CAD) and his base salary effective May 1, 2005 ($342,500 CAD) have been converted to U.S. dollars in the table above at the rate of exchange in effect on April 17, 2006 of $1 USD = $1.1454 CAD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: April 20, 2006	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer